                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                            ------------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                     ------

                      STATE STREET BANK AND TRUST COMPANY
                                OF CONNECTICUT,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

              NOT APPLICABLE                     06-1304336
    (JURISDICTION OF INCORPORATION OR         (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U.S. NATIONAL BANK)      IDENTIFICATION
                                                    NO.)
750 MAIN STREET, SUITE 1114, HARTFORD, CONNECTICUT        06103
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                            ------------------------

                                   AETNA INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         CONNECTICUT                 02-0488491
 (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
               OF
INCORPORATION OR ORGANIZATION)     IDENTIFICATION
                                        NO.)

                             151 FARMINGTON AVENUE
                          HARTFORD, CONNECTICUT 06156
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            ------------------------

                        AETNA LIFE AND CASUALTY COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         CONNECTICUT                 06-0843808
 (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
               OF
INCORPORATION OR ORGANIZATION)     IDENTIFICATION
                                        NO.)

                             151 FARMINGTON AVENUE
                          HARTFORD, CONNECTICUT 06156
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            ------------------------

                             SENIOR DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

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

                                    GENERAL

ITEM 1. GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

        Comptroller of the Currency
        Treasury Department of the United States
        Washington, D.C.

        Board of Governors of the Federal Reserve System
        Washington, D.C.

        Federal Deposit Insurance Corporation
        Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

        yes

ITEM 2.  AFFILIATIONS WITH OBLIGORS.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

        Neither obligor is an affiliate of the trustee.

        (See note on page 2.)

ITEM 3.  THROUGH ITEM 15.

     Not applicable.

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     1.  A copy of the articles of association of the trustee as now in effect.

           A copy of the Articles of Association of the trustee as now in effect incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

           A copy of the Certificate of the Comptroller of the Currency.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

           A copy of the Certification of Fiduciary Powers (included in Exhibit
           2).

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

           A copy of the existing by-laws of the trustee incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

           Not applicable.

     6.  The consents of United States institutional trustees required by
         Section 321(b) of the Act.

           The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of Connecticut, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 25th Day of June, 1996.

                                        STATE STREET BANK AND TRUST COMPANY
                                        OF CONNECTICUT, NATIONAL ASSOCIATION

                                        By:         /s/  JILL OLSON

                                           -------------------------------------
                                                        Jill Olson
                                                 Assistant Vice President

                                EXHIBIT 1 AND 2

COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
WASHINGTON, D.C. 20219

                                  CERTIFICATE

     I Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

     1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

     2. "State Street Bank and Trust Company of Connecticut, National Association", Hartford, Connecticut, (Charter No. 22272), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this 4th day of June, 1996.

                                                /s/  EUGENE A. LUDWIG

                                          --------------------------------------
                                               Comptroller of the Currency

                                   EXHIBIT 6

                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Aetna Life and Casualty Company of its Senior Debt Securities guaranteed by Aetna Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        STATE STREET BANK AND TRUST COMPANY
                                        OF CONNECTICUT, NATIONAL ASSOCIATION

                                        By:         /s/  JILL OLSON

                                           -------------------------------------
                                                        Jill Olson
                                                 Assistant Vice President

Dated: June 25, 1996


                                   EXHIBIT 7

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
Legal Title of Bank:      State Street Bank and Trust Company of CT, N.A.     Call Date: 3/31/96 ST-BK: 09-0663
Address:                  750 Main Street Suite 1114
City, State Zip           Hartford, CT 06103
FDIC Certifcate No.:      33132

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                                THOUSANDS
                                                                                                   OF
                                                                                                 DOLLARS
                                                                                                ---------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..........................................    5,383
  Interest-bearing balances...................................................................        0
Securities....................................................................................       90
Federal funds sold and securities purchased under agreements to resell in domestic offices of
  the bank and its Edge subsidiary............................................................        0
Loans and lease financing receivables:
  Loans and leases, net of unearned income..............................................     0
  Allowance for loan and lease losses...................................................     0
  Loans and leases, net of unearned income and allowances.....................................        0
Assets held in trading accounts...............................................................        0
Premises and fixed assets.....................................................................      210
Other real estate owned.......................................................................        0
Investments in unconsolidated subsidiaries....................................................        0
Customers' liability to this bank on acceptances outstanding..................................        0
Intangible assets.............................................................................    3,505
Other assets..................................................................................      294
                                                                                                  -----
Total assets..................................................................................    9,482
                                                                                                  =====
LIABILITIES
Deposits:
  In domestic offices.........................................................................        0
    Noninterest-bearing.................................................................     0
    Interest-bearing....................................................................     0
  In foreign offices and Edge subsidiary......................................................        0
    Noninterest-bearing.................................................................     0
    Interest-bearing....................................................................     0
Federal funds purchased and securities sold under agreements to repurchase in domestic offices
  of the bank and of its Edge subsidiary......................................................        0
Demand notes issued to the U.S. Treasury and Trading Liabilities..............................        0
Other borrowed money..........................................................................        0
Bank's liability on acceptances executed and outstanding......................................        0
Other liabilities.............................................................................    3,581
                                                                                                  -----
Total liabilities.............................................................................    3,581
                                                                                                  -----
EQUITY CAPITAL
Common stock..................................................................................      500
Surplus.......................................................................................    2,600
Undivided profits.............................................................................    2,901
                                                                                                  -----
Total equity capital..........................................................................    5,901
                                                                                                  -----
Total liabilities and equity capital..........................................................    9,482
                                                                                                  =====

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the iinstructions and is true and correct.

                                          Chris A. Hayes
                                          Deborah A. Robbins
                                          James A. Quale

     I, Chris A. Hayes, Senior Vice President, Director and Chairperson of the Board, of the above named bank do hereby declare that the Report of Condition is true and correct to the best of my knowledge and belief.

                                          Chris A. Hayes